UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 8, 2007 (June 4, 2007)
Date of Report (Date of earliest event reported)

DELCATH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

1100 Summer Street
Stamford, CT 06905

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (203) 323-8668

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Jonathan J. Lewis to the Board of Directors

     On June 4, 2007, the Board of Directors of Delcath Systems, Inc. (the “Company”) appointed Jonathan J. Lewis, M.D., Ph.D., to the Company's Board. The Company announced this appointment by press release on June 5, 2007, which is attached as Exhibit 99.1 to this report. Dr. Lewis will serve as a Class III director, which means that his term will expire at the Company’s 2009 Annual Meeting of Stockholders. In addition, it is currently expected that Mr. Lewis will be appointed to serve on the Compensation and Stock Option Committee and the Nominating Committee of the Company’s Board.

     The Board has determined that Dr. Lewis is an “independent” director within the meaning of the rules of the NASDAQ Stock Market and the Boston Stock Exchange, the stock exchanges upon which the Company’s securities are currently listed.

Resignation of Dr. Samuel Herschkowitz as Interim Chief Operating Officer

      At the Company’s 2007 Annual Meeting of Shareholders on June 5, 2007, the Company announced that Dr. Samuel Herschkowitz, Interim Chief Operating Officer and a Director of the Company, notified the Company that he would be stepping down as interim Chief Operating Officer effective as of July 1, 2007. Dr. Herschkowitz will continue to serve as a Director on the Company’s Board, and has agreed to continue with the Company as a consultant for a period of up to six months.

      A copy of the press release announcing Dr. Herschkowitz’s resignation is attached hereto as Exhibit 99.2.

ITEM 7.01.      REGULATION FD DISCLOSURE.

     At the Company’s 2007 Annual Meeting of Shareholders, the Company announced updates to its clinical trial enrollment numbers. The Company reported that its enrollment for the Phase III trials of the Delcath System for the region-specific delivery of the chemotherapeutic agent, Melphalan, to patients with metastatic melanoma in the liver, increased from 10 to 15 patients, and that three of the patients randomized to the control arm of the Phase III trial have crossed over to receive the Delcath treatment.

     In addition, the Company reported that 36 patients have been treated in the Phase II multi-histology trial, and that the overall response rates (complete responses plus partial responses) from the neuroendocrine arm of the ongoing Phase II multi-histology trial for metastatic cancers in the liver increased from 75% to 77% with respect to the 12 evaluable patients previously reported on.

     A copy of the press release announcing these updated numbers is attached hereto as Exhibit 99.2.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Press Release entitled “Jonathan J. Lewis, MD joins Delcath’s Board of Directors,” dated June 5, 2007.

99.2	Press Release entitled “Delcath Updates Clinical Trials; Samuel Herschkowitz, MD to Step Down as Interim COO,” dated
June 5, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 8, 2007		DELCATH SYSTEMS, INC.

	By:	/s/ Richard L. Taney
Name: Richard L. Taney
Title: Chief Executive Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
NUMBER

99.1	Press Release entitled “Jonathan J. Lewis, MD joins Delcath’s Board of Directors,” dated June 5, 2007.

99.2	Press Release entitled “Delcath Updates Clinical Trials; Samuel Herschkowitz, MD to Step Down as Interim COO,” dated June 5, 2007.